Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-13112 on Form S-8 of our report dated June 28, 2022, relating to our audit of the financial statements which appears in the Form 11-K of the RBC U.S.A. Retirement and Savings Plan for the year ended December 31, 2022.

CliftonLarsonAllen LLP

Minneapolis, Minnesota

June 29, 2023

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